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                                                                     Exhibit 3.2


CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE


                            9% CUMULATIVE REDEEMABLE
                           PREFERRED STOCK, SERIES C
                              ($100 STATED VALUE)

                            PAINE WEBBER GROUP INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



                 The undersigned, Theodore A. Levine, Vice President, of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), the Board of Directors duly adopted the following resolution:

                 RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (which authorizes 20,000,000 shares of preferred stock, $20 par value ("PREFERRED STOCK"), of which (i) up to 2,200,000 shares of a series of 7.5% Convertible Preferred Stock, (ii) 240,000 shares of a series of 7.5% Convertible Preferred Stock, Series B and (iii) up to 2,200,000 shares of a series of 6% Convertible Preferred Stock have been authorized for issuance, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock
(in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Preferred Stock).
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                                                                               2


                 RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

                 (1) Number and Designation. 2,500,000 shares of the Preferred Stock of the Corporation shall be designated as 9% Cumulative Redeemable Preferred Stock, Series C (the "SERIES C PREFERRED STOCK").

                 (2) Rank. The shares of Series C Preferred Stock shall rank prior to the shares of the Corporation's common stock, $1 par value (the "COMMON STOCK"), and any other class of stock of the Corporation ranking junior to the Series C Preferred Stock (whether with respect to dividends or upon
liquidation, dissolution, winding up or otherwise).   All equity securities of
the Corporation to which the Series C Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Corporation's 7.5% Convertible Preferred Stock, 7.5% Convertible Preferred Stock, Series B, 6% Convertible Preferred Stock and 6% Cumulative Convertible Redeemable Preferred Stock, Series A, are collectively referred to
herein as the "PARITY SECURITIES."   The respective definitions of Junior
Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

                 (3)  Dividends.  (a) The holders of shares of Series C
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $9 per share. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business
Day, in which event on the next succeeding Business Day) (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period being a
"DIVIDEND PERIOD") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series C Preferred Stock. Such dividends (i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the
Corporation legally
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                                                                               3


available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 9% per annum computed on the basis of a 360-day year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, a day on which the New York Stock Exchange does not conduct regular trading or a day on which is or is declared a national or New York State holiday.

                 (b) The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock.

                 (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C
Preferred Stock and accumulated and unpaid on such Parity Security.
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                                                                               4



                 (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series C Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Securities and
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Securities.

                 (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the
Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock shall be entitled to receive $100 per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared)
accrued and unpaid thereon to the date of final distribution to such holders;
but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity
Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other
Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in
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                                                                               5


full. For the purposes of this paragraph (4), a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                 (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

                 (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option at any time on or after December 16, 1999 or from time to time thereafter, in whole or in part, the shares of Series C Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to the date fixed for redemption.

                 (b) To the extent the Corporation shall have funds legally available for such payment, on December 15, 2014, if any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series C Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to such date.

                 (c) Immediately prior to authorizing or making any redemption pursuant to this paragraph (5) the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series C Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series C Preferred Stock as of such redemption date.

                 (d)  If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series C Preferred Stock pursuant to paragraph (5)(b) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption
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                                                                               6


Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series C Preferred Stock) or (ii) in accordance with paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                 (e) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

                 (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

                 (b)  In the event the Corporation shall redeem shares of
Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to
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                                                                               7


whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                 (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (7) Voting Rights. (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7) or as otherwise provided by law.

                 (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series C Preferred
Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem)(any such other series is referred to as the "PREFERRED SHARES"), voting as a single
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                                                                               8


class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon shall have been paid regularly for at least one year, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series C Preferred Stock and the Preferred Shares to elect such additional two directors shall cease
(but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.  At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series C
Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.
The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special
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                                                                               9


meeting held in place thereof if such office shall not have previously terminated as provided above.

                 (c) Without the written consent of a majority of the outstanding shares of Series C Preferred Stock or the vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision hereof or of the Certificate of Incorporation (by merger or otherwise) so as to affect the preferences, rights or powers of the Series C Preferred Stock; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series C Preferred Stock shall require the affirmative vote at a meeting of holders of Series C Preferred Stock called for such purpose or written consent of the holder of each share of Series C Preferred Stock; or
(ii) create any class or classes of stock ranking equal or prior to the Series C Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized number of shares of any class or classes of stock ranking equal or prior to the Series C Preferred Stock either as to dividends or upon liquidation, dissolution or winding up. Notwithstanding the foregoing, no consent of the holders of the Series C Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of Junior Securities or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                 (d) In exercising the voting rights set forth in this paragraph (7), each share of Series C Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                 (8)  Stockholders Agreement.  The Series C Preferred Stock
shall be subject to the provisions of the Stockholders Agreement among the Corporation, Kidder,
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                                                                              10


Peabody Group Inc. and General Electric Company dated December 16, 1994.

                 (9) General Provisions. (a) The term "PERSON" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

                 (b) The term "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                 (c) The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                 IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this __ day of December, 1994.



                                           PAINE WEBBER GROUP INC.



                                            By
                                              ------------------------
                                              Name: Theodore A. Levine
                                              Title: Vice President


ATTEST:

- ------------------------
Name: Dorothy F. Haughey
Assistant Secretary